Exhibit 1.1

Execution Version

GENERAL ELECTRIC COMPANY
(“COMPANY”)

DEBT SECURITIES
UNDERWRITING AGREEMENT

July 22, 2025

General Electric Company
1 Neumann Way

Evendale, OH 45215

Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule I hereto (the “Underwriters”) and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Debt Securities and/or Warrants) dated as of November 21, 2008 (“Standard Provisions”), which is attached as Exhibit I hereto, the following securities (“Designated Securities”) on the following terms:

DEBT SECURITIES

$1,000,000,000 4.300% Notes due 2030

Pricing Effective Time:	3:45 PM, EDT on July 22, 2025

Pricing Disclosure Material:	Basic Prospectus dated February 2, 2024, Preliminary Prospectus Supplement dated July 22, 2025 and Permitted Free Writing Prospectus dated July 22, 2025, in the aggregate

Indenture:	Senior Note Indenture dated as of October 9, 2012 between General Electric Company and The Bank of New York Mellon, as trustee for the senior debt securities

Title:	4.300% Notes due 2030

Rank:	Senior Unsecured

Aggregate Principal Amount:	$1,000,000,000

Overallotment Option:	None

Interest Rate:	4.300%

Settlement Date:	July 29, 2025

Maturity Date:	July 29, 2030

Interest Payment Dates:	January 29 and July 29 of each year, beginning on January 29, 2026, and on the maturity date

Regular Record Dates:	The 15th calendar day (whether or not a business day) immediately preceding the related interest payment date

Conversion or Exchange Provisions:	None

Listing Requirements:	None

Fixed or Variable Price Offering:	Fixed

If Fixed Price Offering, initial public offering price:	99.800% of the principal amount, plus accrued interest, if any, from July 29, 2025

Purchase Price by Underwriters:	99.450% of the principal amount ($994,500,000)

Currency of Denomination:	USD

Currency of Payment:	USD

Form and Denomination:	The notes will be issued only in registered, book-entry form. One or more global notes deposited with or on behalf of The Depository Trust Company; denominations of $2,000 and integral multiples of $1,000 in excess thereof

Overseas Paying Agents:	Not Applicable

Optional Redemption:
Make-Whole Redemption:	At any time prior to June 29, 2030, make-whole redemption at the Treasury Rate (as defined in the Pricing Disclosure Material) + 10 basis points.
Par Redemption:	On or after June 29, 2030, at par plus accrued and unpaid interest, if any, to, but excluding the redemption date.

Dealer Concession:	0.200%

Reallowance Concession:	0.150%

Method of Payment:	Same day funds

Other Terms:	None

If changes in the Standard Provisions have been agreed to, set forth below:	The opinion referred to in Section 5(b) shall be delivered by Gibson, Dunn & Crutcher LLP.

The certificate of the Company referred to in Section 5(a) shall include a statement that the representations and warranties of the Company in this Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time.

Notices to the Company pursuant to Section 10 shall be sent to 901 Main Avenue, Norwalk, CT 06851, Attention: Vice President, Chief Accounting Officer, Controller and Treasurer.

Notices to the Underwriters pursuant to Section 10 shall be sent to:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Investment Grade Syndicate Desk – 3rd floor

Fax: (212) 834-6081;

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, NY 10036

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Fax: 212-901-7881

Morgan Stanley & Co. LLC

1585 Broadway, 31st Floor

New York, New York 10036

The following sections are added to Section 1(a) of the Standard Provisions: “(7) This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(8) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized,

executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(9) The Designated Securities to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Underwriting Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(10) The execution, delivery and performance of this Underwriting Agreement, the Indenture and the Designated Securities and the consummation of the transactions contemplated herein and in the Registration Statement, the Prospectus and the Pricing Disclosure Material (including the issuance and sale of the Designated Securities and the use of the proceeds from the sale of the Designated Securities as described therein under the caption “Use of Proceeds”) have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the properties, assets or operations of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, defaults or

Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a material adverse effect (A) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) on the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, this Underwriting Agreement, the Indenture and the Designated Securities (a “Material Adverse Effect”)), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(11) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement, the Indenture, or the Designated Securities, in connection with the offering, issuance or sale of the Designated Securities or the consummation of the transactions contemplated in this Underwriting Agreement, the Indenture or the Designated Securities, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc.

(12) The Company maintains in effect policies and procedures designed to ensure compliance by the

Company, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company and its Subsidiaries and, to the knowledge of the Company or such Subsidiary, their respective directors, officers, employees and agents, are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects, and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions is pending or, to the best knowledge of the Company, threatened. None of the Company or any Subsidiary nor, to the knowledge of the Company or such Subsidiary, any of their respective directors, officers or employees or any of their respective agents, is a Sanctioned Person. No part of the proceeds of the Designated Securities will be used by the Company or any of its Subsidiaries in violation of applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. As used herein, “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company and its affiliated companies from time to time concerning or relating to bribery or corruption; “Anti-Money Laundering Laws” means the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, and the rules and regulations thereunder; “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto; “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury; “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Entity or other entity; “Sanctioned Country” means a country or territory which at any time is the subject or target of a comprehensive Sanctions program or embargo; “Sanctioned Person” means, at any time, any (a) Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council or any similar list maintained by the European Union (“EU”) or any EU member state, (b) any Governmental Entity of any Sanctioned Country, (c) any Person located, organized or resident in a Sanctioned Country or (d) any Person directly or indirectly 50% or more owned by, or otherwise controlled by, any Person referenced in clauses (a) or (b); “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom; and “Subsidiary” means, with respect to the Company at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Company in the Company’s consolidated financial statements if such financial statements were prepared in accordance with Generally Accepted Accounting Principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (x) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (y) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

(13) Except as would not reasonably be expected to have a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.”

The following section is added to the Standard Provisions: “In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies its clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.”

The following section is added to the Standard Provisions: “(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term ‘affiliate’ in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

$1,000,000,000 4.900% Notes due 2036

Pricing Effective Time:	3:45 PM, EDT on July 22, 2025

Pricing Disclosure Material:	Basic Prospectus dated February 2, 2024, Preliminary Prospectus Supplement dated July 22, 2025 and Permitted Free Writing Prospectus dated July 22, 2025, in the aggregate

Indenture:	Senior Note Indenture dated as of October 9, 2012 between General Electric Company and The Bank of New York Mellon, as trustee for the senior debt securities

Title:	4.900% Notes due 2036

Rank:	Senior Unsecured

Aggregate Principal Amount:	$1,000,000,000

Overallotment Option:	None

Interest Rate:	4.900%

Settlement Date:	July 29, 2025

Maturity Date:	January 29, 2036

Interest Payment Dates:	January 29 and July 29 of each year, beginning on January 29, 2026, and on the maturity date

Regular Record Dates:	The 15th calendar day (whether or not a business day) immediately preceding the related interest payment date

Conversion or Exchange Provisions:	None

Listing Requirements:	None

Fixed or Variable Price Offering:	Fixed

If Fixed Price Offering, initial public offering price:	99.594% of the principal amount, plus accrued interest, if any, from July 29, 2025

Purchase Price by Underwriters:	99.144% of the principal amount ($991,440,000)

Currency of Denomination:	USD

Currency of Payment:	USD

Form and Denomination:	The notes will be issued only in registered, book-entry form. One or more global notes deposited with or on behalf of The Depository Trust Company; denominations of $2,000 and integral multiples of $1,000 in excess thereof

Overseas Paying Agents:	Not Applicable

Optional Redemption:
Make-Whole Redemption:	At any time prior to October 29, 2035, make-whole redemption at the Treasury Rate (as defined in the Pricing Disclosure Material) + 10 basis points.
Par Redemption:	On or after October 29, 2035, at par plus accrued and unpaid interest, if any, to, but excluding the redemption date.

Dealer Concession:	0.250%

Reallowance Concession:	0.200%

Method of Payment:	Same day funds

Other Terms:	None

If changes in the Standard Provisions have been agreed to, set forth below:	The opinion referred to in Section 5(b) shall be delivered by Gibson, Dunn & Crutcher LLP.

The certificate of the Company referred to in Section 5(a) shall include a statement that the representations and warranties of the Company in this Underwriting Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time.

Notices to the Company pursuant to Section 10 shall be sent to 901 Main Avenue, Norwalk, CT 06851, Attention: Vice President, Chief Accounting Officer, Controller and Treasurer.

Notices to the Underwriters pursuant to Section 10 shall be sent to:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attention: Investment Grade Syndicate Desk – 3rd floor

Fax: (212) 834-6081;

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, NY 10036

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Fax: 212-901-7881

Morgan Stanley & Co. LLC

1585 Broadway, 31st Floor

New York, New York 10036

The following sections are added to Section 1(a) of the Standard Provisions: “(7) This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(8) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(9) The Designated Securities to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Underwriting Agreement and the Indenture and, at the Closing Time, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(10) The execution, delivery and performance of this Underwriting Agreement, the Indenture and the Designated Securities and the consummation of the transactions contemplated herein and in the Registration Statement, the Prospectus and the Pricing Disclosure Material (including the issuance and sale of the Designated Securities and the use of the proceeds from the sale of the Designated Securities as described therein under the caption “Use of Proceeds”) have been duly authorized by all requisite action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties, assets or operations of the Company or any of its subsidiaries pursuant to, the properties, assets or operations of the Company or any of its subsidiaries is subject (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a material adverse effect (A) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (B) on the ability of the Company to enter into and perform its obligations under, or consummate the transactions contemplated in, this Underwriting Agreement, the Indenture and the Designated Securities (a “Material Adverse Effect”)), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other financing instrument (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of the related financing by the Company or any of its subsidiaries.

(11) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations under this Underwriting Agreement, the Indenture, or the Designated Securities, in connection with the offering, issuance or sale of the Designated Securities or the consummation of the transactions contemplated in this Underwriting Agreement, the Indenture or the Designated Securities, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the securities laws of any state or non-U.S. jurisdiction or the rules of Financial Industry Regulatory Authority, Inc.

(12) The Company maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company and its Subsidiaries and, to the knowledge of the Company or such Subsidiary, their respective directors, officers, employees and agents, are in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects, and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to any applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions is pending or, to the best knowledge of the Company, threatened. None of the Company or any Subsidiary nor, to the knowledge of the Company or such Subsidiary, any of their respective directors, officers or employees or any of their respective agents, is a Sanctioned Person. No part of the proceeds of the Designated Securities will be used by the Company or any of its Subsidiaries in violation of applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. As used herein, “Anti-Corruption Laws” means all laws, rules and regulations of any jurisdiction applicable to the Company and its affiliated companies from time to time concerning or relating to bribery or corruption; “Anti-Money Laundering Laws” means the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, and the rules and regulations thereunder; “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto; “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury; “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Entity or other entity; “Sanctioned Country” means a country or territory which at any time is the subject or target of a comprehensive Sanctions program or embargo; “Sanctioned Person” means, at any time, any (a) Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council or any similar list maintained by the European Union (“EU”) or any EU member state, (b) any Governmental Entity of any Sanctioned Country, (c) any Person located, organized or resident in a Sanctioned Country or (d) any Person directly or indirectly 50% or more owned by, or otherwise controlled by, any Person referenced in clauses (a) or (b); “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, or His Majesty’s Treasury of the United Kingdom; and “Subsidiary” means, with respect to the Company at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the Company in the Company’s consolidated financial statements if such financial statements were prepared in accordance with Generally Accepted Accounting Principles as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (x) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (y) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

(13) Except as would not reasonably be expected to have a Material Adverse Effect, (A) there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its Subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”): (B) neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.”

The following section is added to the Standard Provisions: “In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies its clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.”

The following section is added to the Standard Provisions: “(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Underwriting Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Underwriting Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term ‘affiliate’ in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

Name and Address of Representatives:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway, 31st Floor

New York, New York 10036

The Representatives named above and executing this Underwriting Agreement represent that the Underwriters have authorized the Representatives to enter into this Underwriting Agreement and to act hereunder on their behalf.

The respective principal amounts of the Designated Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

The provisions of the Standard Provisions are incorporated herein by reference.

The Closing will take place at 10:00 A.M., New York City time, on July 29, 2025, at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006.

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

[Remainder of Page Intentionally Blank]

Very truly yours,

J.P. MORGAN SECURITIES LLC

By:	/s/ Som Bhattacharyya
Name: Som Bhattacharyya
Title: Executive Director

BOFA SECURITIES, INC.

By:	/s/ Christopher Cote
Name: Christopher Cote
Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Tammy Serbee
Name: Tammy Serbee
Title: Managing Director

as Representatives for themselves and the other underwriters named in Schedule I attached hereto

Accepted:

GENERAL ELECTRIC COMPANY

By:	/s/ Robert Giglietti
Name:	Robert Giglietti
Title:	Vice President, Chief Accounting Officer, Controller and Treasurer

SCHEDULE I

DEBT SECURITIES

$1,000,000,000 4.300% Notes due 2030
UNDERWRITER	PRINCIPAL AMOUNT
J.P. Morgan Securities LLC	$220,000,000
BofA Securities, Inc.	$190,000,000
Morgan Stanley & Co. LLC	$190,000,000
Barclays Capital Inc.	$50,000,000
BNP Paribas Securities Corp.	$50,000,000
Citigroup Global Markets Inc.	$50,000,000
Credit Agricole Securities (USA) Inc.	$50,000,000
Deutsche Bank Securities Inc.	$50,000,000
Goldman Sachs & Co. LLC	$50,000,000
SMBC Nikko Securities America, Inc.	$50,000,000
HSBC Securities (USA) Inc.	$8,000,000
Loop Capital Markets LLC	$8,000,000
Mischler Financial Group, Inc.	$8,000,000
PNC Capital Markets LLC	$8,000,000
UniCredit Capital Markets LLC	$8,000,000
Drexel Hamilton, LLC	$3,334,000
R. Seelaus & Co., LLC	$3,333,000
Samuel A. Ramirez & Company, Inc.	$3,333,000
Total:	$1,000,000,000

$1,000,000,000 4.900% Notes due 2036
UNDERWRITER	PRINCIPAL AMOUNT
J.P. Morgan Securities LLC	$220,000,000
BofA Securities, Inc.	$190,000,000
Morgan Stanley & Co. LLC	$190,000,000
Barclays Capital Inc.	$50,000,000
BNP Paribas Securities Corp.	$50,000,000
Citigroup Global Markets Inc.	$50,000,000
Credit Agricole Securities (USA) Inc.	$50,000,000
Deutsche Bank Securities Inc.	$50,000,000
Goldman Sachs & Co. LLC	$50,000,000
SMBC Nikko Securities America, Inc.	$50,000,000
HSBC Securities (USA) Inc.	$8,000,000
Loop Capital Markets LLC	$8,000,000
Mischler Financial Group, Inc.	$8,000,000
PNC Capital Markets LLC	$8,000,000
UniCredit Capital Markets LLC	$8,000,000
Drexel Hamilton, LLC	$3,334,000
R. Seelaus & Co., LLC	$3,333,000
Samuel A. Ramirez & Company, Inc.	$3,333,000
Total:	$1,000,000,000

SCHEDULE II

Attached Permitted Free Writing Prospectus: The only such prospectus is identified below and attached substantially in the form hereto:

Pricing Term Sheet dated July 22, 2025

(to Preliminary Prospectus dated July 22, 2025)

General Electric Company

Filed Pursuant to Rule 433

Dated July 22, 2025

Registration Statement: 333-276832

Pricing Term Sheet

General Electric Company

July 22, 2025

$1,000,000,000 4.300% Notes due 2030

$1,000,000,000 4.900% Notes due 2036

Issuer:	General Electric Company
Trade Date:	July 22, 2025
Settlement Date**:	July 29, 2025 (T+5)
Expected Ratings (Moody’s / S&P)*:	A3 (Positive) / A- (Stable)
Title:	4.300% Notes due 2030	4.900% Notes due 2036
Principal Amount:	$1,000,000,000	$1,000,000,000
Maturity Date:	July 29, 2030	January 29, 2036
Coupon:	4.300%	4.900%
Benchmark Treasury:	UST 3.875% 6/30/2030	UST 4.250% 5/15/2035
Benchmark Treasury Price and Yield:	100-00 / 3.875%	99-11+ / 4.330%
Spread to Benchmark Treasury:	+47 basis points	+62 basis points
Yield to Maturity:	4.345%	4.950%
Price to Public:	99.800% of principal amount	99.594% of principal amount
Interest Payment Dates:	January 29 and July 29	January 29 and July 29
First Interest Payment Date:	January 29, 2026	January 29, 2026

Optional Redemption:

At any time prior to June 29, 2030, make-whole redemption at the Treasury Rate (as defined in the preliminary prospectus supplement) +10 basis points.

On or after June 29, 2030, at par plus accrued and unpaid interest, if any, to, but excluding the redemption date.

At any time prior to October 29, 2035, make-whole redemption at the Treasury Rate (as defined in the preliminary prospectus supplement) +10 basis points.

On or after October 29, 2035, at par plus accrued and unpaid interest, if any, to, but excluding the redemption date.

CUSIP / ISIN:	369604BZ5 / US369604BZ56	369604CA9 / US369604CA96

Bookrunners:	J.P. Morgan Securities LLC BofA Securities, Inc.

Morgan Stanley & Co. LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

SMBC Nikko Securities America, Inc.

Senior Co-Managers:	HSBC Securities (USA) Inc. Loop Capital Markets LLC Mischler Financial Group, Inc. PNC Capital Markets LLC UniCredit Capital Markets LLC

Co-Managers:	Drexel Hamilton, LLC R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc.

* Note: A securities rating is not a recommendation to buy, sell or hold securities, and may be subject to change or withdrawal at any time.

** The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about the fifth business day following the date of this Term Sheet (this settlement cycle being referred to as “T+5”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to a trade expressly agree otherwise. Accordingly, investors who wish to trade the notes prior to the date that is one business day preceding the Settlement Date will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or the underwriters participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, BofA Securities, Inc. toll-free at 1-800-294-1322 or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

EXHIBIT I

GENERAL ELECTRIC COMPANY

DEBT SECURITIES AND/OR WARRANTS TO PURCHASE DEBT SECURITIES

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

November 21, 2008

Ladies and Gentlemen:

General Electric Company, a New York corporation (the “Company”), may from time to time enter into one or more underwriting agreements in the form attached as Exhibit A hereto (each an “Underwriting Agreement”) that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the “Securities”) specified in Schedule I to such Underwriting Agreement (with respect to such Underwriting Agreement, the “Firm Securities”). If specified in the Underwriting Agreement, the Company may grant to the Underwriters (as defined below) the right to purchase at their election an additional number of Securities, specified in such Underwriting Agreement (the “Optional Securities”). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to the Underwriting Agreement are collectively called the “Designated Securities.” The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 9 hereof). The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and (i) if the Designated Securities are either senior or subordinated debt securities (“Debt Securities”), in or pursuant to the senior or subordinated indenture as applicable (the “Indenture”) identified in the Underwriting Agreement, (ii) if the Designated Securities are warrants (“Warrants”), in or pursuant to a warrant agreement (the “Warrant Agreement”) identified in the Underwriting Agreement and (iii) if the Designated Securities are debt securities subject to the warrants (“Warrant Debt Securities”), pursuant to the

1

Indenture identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933 (the “1933 Act”) in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the “Commission”); the registration statement has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act (the “1933 Act Regulations”) and the Indentures filed as exhibits to the registration statement have been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”); and no stop order suspending the effectiveness of the registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. The Company proposes to file pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the Designated Securities and reflecting the terms of the Designated Securities and plan of distribution arising from the Underwriting Agreement (the “Pricing Supplement”) and has previously advised the Underwriters of all information to be set forth therein. The term “Registration Statement” as used with respect to a particular issue of Designated Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act as such section applies to the Company and the Underwriters for the Designated Securities pursuant to Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the 1933 Act, to be part of the Registration Statement at the Effective Time. The term “Basic Prospectus” means the prospectus included in the Registration Statement exclusive of the Pricing Supplement. The term “Prospectus” means the Basic Prospectus together with the Pricing Supplement in the form first used in the offering of the Designated Securities. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to the Designated Securities together with the Basic Prospectus. The term “Permitted Free Writing Prospectus” as used herein means the documents relating to the Designated Securities attached as Schedule II to the Underwriting Agreement for the Designated Securities.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, prior to the execution of the applicable Underwriting Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”) which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, after the execution of the applicable Underwriting Agreement.

2

SECTION 1. REPRESENTATIONS AND WARRANTIES.

(A) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter named in the applicable Underwriting Agreement, as of the Pricing Effective Time (as defined below), as of the Closing Time (as defined below) and as of the Option Closing Time (as defined below) with respect to the Designated Securities as follows:

(1) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Material (as defined below) complied when so filed in all material respects with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed by the Company and so incorporated by reference in the Prospectus will comply in all material respects when so filed with the 1934 Act and the rules and regulations thereunder;

(2) at the Effective Time, the Registration Statement (and any amendments and supplements thereto, other than supplements relating only to securities other than the Designated Securities) will comply and when filed or at the Closing Time, the Prospectus (and any amendments and supplements thereto, other than supplements relating only to securities other than the Designated Securities) will comply, in all material respects with the 1933 Act and the 1933 Act Regulations;

(3) each Preliminary Prospectus, if any, relating to the Designated Securities filed pursuant to Rule 424 under the 1933 Act complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations;

(4) (i) at the Effective Time, the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) at the Pricing Effective Time, the Pricing Disclosure Material (as defined below) did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus as of the date of the Pricing Supplement will not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities) as of the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

except that these representations and warranties do not apply to (a) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendments or supplements to the foregoing, or in the Pricing Disclosure Material, based upon information furnished to the Company in writing by any Underwriter expressly for use therein and (b) any Form T-1 Statement of Eligibility and Qualification included as an exhibit to the Registration Statement;

3

(5) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 under the 1933 Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer” and is not an ineligible issuer in each case as defined in Rule 405 at the “determination dates” relevant to the offering and sale of the Designated Securities under the Registration Statement (as described in such definition); and

(6) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act.

SECTION 2. PRICING EFFECTIVE TIME; SALE AND DELIVERY; CLOSING.

(A) EFFECTIVENESS OF UNDERWRITING AGREEMENT AND SALES CONFIRMATIONS. The Underwriting Agreement shall not be effective, and the Underwriters agree that no contracts of sale may be entered into by the Underwriters in respect of the Designated Securities, until the “Pricing Effective Time” specified in the Underwriting Agreement. The “Pricing Effective Time” shall occur and be confirmed by specification in the Underwriting Agreement. The documents and other information comprising the “Pricing Disclosure Material” shall be set forth in the Underwriting Agreement.

(B) DELAYED DELIVERY CONTRACTS. Pursuant to the applicable Underwriting Agreement, the Company will agree to sell to the several Underwriters named in Schedule I thereto and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, will agree to purchase from the Company severally and not jointly, (i) the principal amounts of Debt Securities set forth opposite their names in Schedule I thereto, less their respective amounts of the Contract Debt Securities (as hereinafter defined), if any, determined as provided below, and/or (ii) Warrants to purchase the principal amounts of Warrant Debt Securities set forth opposite their names in Schedule I thereto, less their respective amounts of the Contract Warrants (as hereinafter defined), if any, determined as provided below, all at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery. Debt Securities and, if applicable, Warrants to be purchased pursuant to delayed delivery contracts are hereinafter referred to as “Contract Debt Securities” and “Contract Warrants”, respectively, and collectively as the “Contract Securities”.

If so indicated in the applicable Underwriting Agreement, the Company may authorize the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth therein pursuant to delayed delivery contracts (hereinafter referred to as “Delayed Delivery Contracts”). Delayed Delivery Contracts are to be with institutional investors approved by the Company and described in the Prospectus. The aggregate principal amount of Contract Debt Securities and the aggregate principal amount of Warrant Debt Securities for which Contract Warrants are exercisable shall not exceed the respective amounts set forth in Schedule I to the applicable Underwriting Agreement. As of the Closing Time, the Company

4

will pay to the Representative as compensation, for the accounts of the Underwriters, the fee specified in the applicable Underwriting Agreement in respect of all Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

If the Designated Securities are Debt Securities, the deduction for the Contract Debt Securities referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total principal amount of Contract Debt Securities as the principal amount of Debt Securities set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Debt Securities set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

If the Designated Securities are Warrants and Debt Warrant Securities, the deduction for the Contract Warrants referred to above shall become effective upon execution and delivery by the Company and the several institutional investors of the Delayed Delivery Contracts and such deduction for each Underwriter shall be in the amount which shall bear the same proportion to the total principal amount of Debt Warrant Securities for which Contract Warrants are exercisable as the principal amount of Debt Warrant Securities for which Warrants are exercisable as set forth opposite the name of the respective Underwriter bears to the aggregate principal amount of Debt Warrant Securities for which Warrants are exercisable as set forth in Schedule I to the applicable Underwriting Agreement, except to the extent that the Representative determines that such deduction shall be otherwise than in such proportions, and so advises the Company in writing.

(C) SALES TO UNDERWRITERS. The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth.

(D) PAYMENT; CLOSING. Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement relating thereto, in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor in the funds and in the manner specified in such Underwriting Agreement, all at the place and time and date specified in such Underwriting Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “Closing Time” for such Designated Securities.

In the event that the Underwriters exercise their option to purchase the Optional Securities, each Underwriter shall be entitled to purchase the number of Optional Securities which bears the same ratio to the aggregate number of Optional Securities being purchased as the number of Firm Securities of the same type of securities as the Optional Securities set forth

5

opposite the name of such Underwriter on Schedule I to the applicable Underwriting Agreement bears to the aggregate number of Firm Securities of such type of Securities being purchased by the several Underwriters pursuant to such Underwriting Agreement, subject to adjustments to eliminate any fractional shares as the Representative in its sole discretion shall make. The purchase price for such Optional Securities shall be equal to the purchase price of the Firm Securities of the same type.

The Underwriters may exercise the option to purchase the Optional Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Underwriting Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Optional Securities as to which the option is being exercised and the date, time and place for the delivery and payment of the Optional Securities which may be the same date, time and place as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (the “Option Closing Date”). Any such notice shall be given at least two business days prior to the date, time and place of delivery specified therein.

Concurrently with the delivery of and payment for the Designated Securities, the Company will deliver to the Representative for the accounts of the Underwriters a wire transfer to the order of the party designated in the Underwriting Agreement relating to such securities in the amount of any compensation payable by the Company to the Underwriters in respect of any Delayed Delivery Contracts as provided in paragraph (B) of this Section 2 and in the Underwriting Agreement related to such securities.

SECTION 3. COVENANTS.

(A) COVENANTS OF THE COMPANY. The Company covenants with each Underwriter of the Designated Securities as follows:

(1) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company will (i) comply in respect of the Designated Securities with the requirements of the 1933 Act Regulations, as applicable, and will promptly within the time periods specified therein effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the 1933 Act, and (ii) take such steps as it deems necessary to ascertain promptly whether the Prospectus or Permitted Free Writing Prospectus transmitted for filing under Rule 424 or Rule 433, as applicable, were received for filing by the Commission and, in the event that one was not, it will promptly file the Prospectus or, as provided in Rule 164, the Permitted Free Writing Prospectus, as applicable.

(2) DELIVERY OF REGISTRATION STATEMENTS AND PROSPECTUSES. The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Time and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act (the “Prospectus Delivery Period”), as many copies of the Prospectus and any amendments thereof and supplements thereto as well as each

6

Permitted Free Writing Prospectus (if applicable) as the Representative may reasonably request; provided, that the Company shall not be required to furnish copies of the Prospectus if the conditions of Rule 172(c) under the 1933 Act are satisfied by the Company.

(3) CONTINUED COMPLIANCE WITH SECURITIES LAWS. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request, provided that the Company shall have no such obligation to furnish copies if the conditions of Rule 172(c) under the 1933 Act are satisfied by the Company.

(4) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

(5) EARNINGS STATEMENT. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the date of each Underwriting Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations.

(B) COVENANT OF THE UNDERWRITERS. Each Underwriter of the Designated Securities covenants with the Company that it has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433; provided, that, if so specified in the Underwriting Agreement, the Underwriters will make no offer relating to the Designated Securities that will constitute a free writing prospectus, other than a Permitted Free Writing Prospectus, without the prior consent of the Company.

7

SECTION 4. PAYMENT OF EXPENSES.

The Company will pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustees and any warrant agent, and their respective counsel, (iii) the qualification of the Designated Securities under state securities laws in accordance with the provisions of Section 3(A)(4) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (iv) the printing, to the extent required hereby, and delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (v) the fees charged by nationally recognized statistical rating organizations for the rating of the Designated Securities and (vi) the fees and expenses incurred with respect to the listing, if any, of the Designated Securities.

SECTION 5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of the Underwriters to purchase and pay for the Designated Securities pursuant to the applicable Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(A) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus; and the Representative shall have received at the Closing Time and any Option Closing Time a certificate of the Company, dated the date of the Closing Time or the Option Closing Time and signed by an officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

(B) At the Closing Time and any Option Closing Time, the Representative shall have received the opinion, relating to the Designated Securities and substantially to the effect set forth in Exhibit B hereto, dated such date, of Michael R. McAlevey, Esq., Chief Corporate and Securities Counsel, or such other person named in the Underwriting Agreement.

(C) At the Closing Time and any Option Closing Time, the Representative shall have received the opinion, dated such date, of Gibson, Dunn & Crutcher LLP, or such other counsel for the Company named in the Underwriting Agreement, relating to the Designated Securities, substantially to the effect set forth in Exhibit C hereto.

8

(D) At the Closing Time and any Option Closing Time, the Representative shall have received the opinion, dated such date, of counsel for the Underwriters, relating to the Designated Securities and such other matters as the Representative may reasonably request.

(E) At the Closing Time and any Option Closing Time, the Representative shall have received from KPMG LLP letters dated each such date containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and Prospectus.

SECTION 6. INDEMNIFICATION.

(A) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus (if used within the period set forth in paragraph (3) of Section 3(A) hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Underwriter expressly for the use therein; provided, however, that the foregoing indemnity with respect to any Preliminary Prospectus or any Permitted Free Writing Prospectus or any Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, damages or liabilities otherwise covered by this paragraph purchased Designated Securities, or to the benefit of any person controlling such Underwriter, if a copy of the Permitted Free Writing Prospectus or Prospectus (as then amended and supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person if required so to have been delivered, at or prior to the entry into the contract of sale of Designated Securities with such person, and if the Permitted Free Writing Prospectus or Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to each Underwriter, (i) with reference to information furnished in writing by such Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus or any amendments or supplements thereto and (ii) arising from any other free writing prospectus prepared by such Underwriter, except to the extent arising from information furnished in writing by the Company expressly for use therein.

9

Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this Section 6 to counsel reasonably satisfactory to, or designated by, the indemnified party shall mean (i) in the case of parties indemnified pursuant to the second preceding paragraph, counsel reasonably satisfactory to, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraph and (ii) in the case of parties indemnified pursuant to the first preceding paragraph, counsel reasonable satisfactory to, or designated by, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(B) CONTRIBUTION. If the indemnification provided for in paragraph (a) of Section 6 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefit received by the Company on the one hand and the Underwriters on the other from the offering of the

10

Designated Securities, (ii) if an Underwriter is the indemnifying party, in such proportion as is appropriate to reflect the Underwriter’s relative fault on the one hand and that of the Company on the other hand in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such relative fault (in cases covered by clause (i)) or such relative benefit (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefit received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii), and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph (b) concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraph (a). Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the 1933 Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this section are several, in proportion to the respective amounts of Designated Securities underwritten by each of such Underwriters, and not joint.

In the event that the indemnifying party is one or more of the Underwriters, then the Representative shall act on behalf of the indemnifying party with respect to receipt of notice, agreement as to retention of separate counsel and consent to settlement, and the indemnified party may rely upon the action of the Representative as binding upon each such indemnifying party for purposes of this section.

11

SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Designated Securities. The provisions of Section 6 shall survive the termination or cancellation of this Agreement.

SECTION 8. TERMINATION.

This Agreement shall be subject to termination in the discretion of a majority in interest of the Representative of a particular issue of Designated Securities at any time subsequent to the date of the applicable Underwriting Agreement and prior to the Closing Date by notice given to the Company, if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by the appropriate authorities or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of a majority in interest of the Representative, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Designated Securities.

SECTION 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

If one or more of the Underwriters shall fail at the Closing Time to purchase the Designated Securities which it or they are obligated to purchase under the applicable Underwriting Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(A) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

(B) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, such Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

12

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the applicable Underwriting Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

SECTION 10. NOTICES.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them, at the address of the Representative described in the applicable Underwriting Agreement; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at 3135 Easton Turnpike, Fairfield, Connecticut 06828; attention Michael R. McAlevey, Esq.

SECTION 11. PARTIES.

This Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. RELATIONSHIP.

The Company and the Underwriters acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship.

SECTION 13. GOVERNING LAW.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

13

SECTION 14. EFFECT OF HEADINGS.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

14

Exhibit A

GENERAL ELECTRIC COMPANY
(“COMPANY”)

DEBT SECURITIES AND/OR WARRANTS
TO PURCHASE DEBT SECURITIES
UNDERWRITING AGREEMENT

, 200[   ]

General Electric Company
3135 Easton Turnpike
Fairfield, CT 06828
Attention:

Ladies and Gentlemen:

On behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Debt Securities and/or Warrants) dated as of November 21, 2008 (“Standard Provisions”), which is attached hereto, the following securities (“Designated Securities”) on the following terms:

DEBT SECURITIES

Pricing Effective Time:

Indenture:

Title:

Rank:

Aggregate Principal Amount:	$

Overallotment Option [include only if applicable]:

Interest Rate:

Maturity:

Interest Payment Dates:

Regular Record Dates:

Conversion or Exchange Provisions:
A-1

Listing Requirements:

Fixed or Variable Price Offering:

If Fixed Price Offering, initial public offering price:	__% of the principal amount, plus accrued interest, if any, from

Purchase Price by Underwriters:

Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agents:

Redemption:

Sinking Fund:

Dealer Concession:

Reallowance Concession:

Method of Payment:

Delayed Delivery Contracts [include only if applicable]:

Delivery Date:	Delivery Date: Minimum principal amount of each contract: Maximum aggregate principal amount of all contracts: Fee: %

Other Terms:

If changes in the Standard Provisions have been agreed to, set forth below:
A-2

DEBT WARRANTS
(include only if applicable)

Pricing Effective Time:

Warrant Agreement:

Number of Debt Warrants to be issued:

Debt Warrant Agreement:

Form of Debt Warrants:	Registered

Issuable jointly with Debt Securities:	[Yes] [No]

[Number of Debt Warrants issued with each $ principal amount of Debt Securities:]

[Detachable Date:]

Date from which Debt Warrants are exercisable:

Date on which Debt Warrants expire:

Exercise price of Debt Warrants:

Purchase Price $

Title of Warrant Debt Securities:

Principal amount of Warrant Debt Securities purchasable upon exercise of one Debt Warrant:

Indenture:

Title:

Rank:

Aggregate Principal Amount: $

Interest Rate:

Maturity:
A-3

Interest Payment Dates:

Regular Record Dates:

Conversion Provisions:

Listing Requirements:

Fixed or Variable Price Offering:

If Fixed Price Offering, initial public offering price:	__% of the principal amount, plus accrued interest, if any, from

Purchase Price by Underwriters:

Currency of Denomination:

Currency of Payment:

Form and Denomination:

Overseas Paying Agents:

Redemption:

Sinking Fund:

Dealer Concession:

Reallowance Concession:

Method of Payment:

Delayed Delivery Contracts [include only if applicable]:

Delivery Date:

Minimum principal amount of each contract:

Maximum aggregate principal amount of all contracts:

Fee: %

Other Terms:
A-4

If changes in the Standard Provisions have been agreed to, set forth below:

Name and Address of Representative:

The Representative named above and executing this Underwriting Agreement represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.

The respective principal amounts of the Debt Securities and number of Debt Warrants to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.

The provisions of the Standard Provisions are incorporated herein by reference.

The Closing will take place at [          ]A.M., New York City time, on               , 20     , at the offices of [          ].

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

Name:
Title:

as Representative for itself and the other underwriters named in Schedule I attached hereto

Accepted: GENERAL ELECTRIC COMPANY

By
Name:
Title:
A-5

SCHEDULE I

DEBT SECURITIES

UNDERWRITER		PRINCIPAL AMOUNT

DEBT WARRANTS

UNDERWRITER		NUMBER OF DEBT WARRANTS

A-6

SCHEDULE II

Attached Permitted Free Writing Prospectus

Number	Date
A-7

Exhibit B

FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL

TO BE DELIVERED PURSUANT TO SECTION 5(b)

Such opinion shall state that, based upon the review and discussion of the contents of the Registration Statement and the Prospectus and any amendments and supplements thereto (including the documents of the Company incorporated therein by reference) and of the Pricing Disclosure Material by such counsel or members of such counsel’s staff which report to such counsel with certain officials of the Company, but without independent check or verification except as stated in such opinion, nothing has come to such counsel’s attention that would lead such counsel to believe (1) that each document incorporated by reference in the Prospectus which was filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (except as to financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, as to which, in each case, such counsel need not express any belief) did not comply, when so filed, as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) that the Registration Statement at the Effective Time and the Prospectus and any supplements or amendments thereto as of their respective effective or issue dates (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated by reference therein or omitted therefrom, (b) the statements contained in the Prospectus under the caption “Description of Debt Securities” and, if applicable, “Description of Warrants” or “Description of Common Stock” and in the prospectus supplement under any similar heading relating to the Designated Securities and (c) supplements relating only to securities other than the Designated Securities, as to which, in each case, such counsel need not express any belief) did not comply as to form in all material respects with the 1933 Act and the rules and regulations of the Commission thereunder, and (3) that (except for (a) financial statements and schedules and other financial and statistical data contained, referred to or incorporated therein or omitted therefrom, (b) the statements contained in the Prospectus under the caption “Description of Debt Securities” and, if applicable, “Description of Warrants” or “Description of Common Stock” and in the Pricing Supplement under any similar heading relating to the Designated Securities and (c) supplements relating only to securities other than the Designated Securities, as to which, in each case, such counsel need not express any belief) (i) the Registration Statement at the Effective Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Pricing Disclosure Material contained, as of the Pricing Effective Time for the Designated Securities, and the Prospectus did not contain, as of the date of the Pricing Supplement relating to the Designated Securities, and the Prospectus relating to the Designated Securities (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities), contains, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

B-1

In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or “Blue Sky” laws.

B-2

Exhibit C

FORM OF OPINION OF COUNSEL TO THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 5(c)

(i) The Company is a corporation validly existing and in good standing under the laws of the State of New York.

(ii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iii) If the Designated Securities are Debt Securities, the Indenture has been duly authorized, executed and delivered by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended;

(iv) If the Designated Securities are Debt Securities, the Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters (or, in the case of Contract Debt Securities, by purchasers pursuant to Delayed Delivery Contracts), the Debt Securities, will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally) and will be entitled to the benefits of the Indenture;

(v) If the Designated Securities are Warrants, the Warrant Agreement has been duly authorized, executed and delivered by the Company, and the Warrant Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally);

(vi) If the Designated Securities are Warrants, the Warrants have been duly authorized and, when countersigned in accordance with the provisions of the Warrant Agreement and delivered to and paid for by the Underwriters (or, in the case of Contract Warrants, by purchasers pursuant to Delayed Delivery Contracts), the Warrants will be valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors, rights generally);

(vii) If the Designated Securities are Warrant Debt Securities, the Warrant Debt Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered upon exercise of the Warrants as provided in the Warrant Agreement, the Warrant Debt Securities will be valid and binding obligations of the Company, enforceable against it in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally) and will be entitled to the benefits of the Indenture;

C-1

(viii) If Delayed Delivery Contracts are entered into, the Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company, the Delayed Delivery Contracts are valid and binding agreements of the Company, enforceable in accordance with their terms (subject to applicable equitable principles and except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally);

(ix) The statements in the Prospectus under the heading “Description of Debt Securities” and under any similar heading in the Pricing Supplement relating to the Designated Securities, insofar as such statements purport to summarize certain provisions of the Designated Securities and the Indenture, fairly present the matters referred to therein in all material respects;

(x) The statements in the Prospectus under the caption “Material United States Federal Income and Estate Tax Considerations for Non-United States Holders,” insofar as they constitute summaries of matters of U.S. federal income and estate tax law and regulation or legal conclusions with respect thereto, fairly present the matters described therein in all material respects; and

(xi) The execution and delivery by the Company of the Underwriting Agreement and the performance by the Company of its obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) in any material respect, any of the terms, conditions or provisions of any document, agreement or other instrument filed as a part of the Registration Statement or as an exhibit to any document incorporated or deemed to be incorporated by reference therein, or (iii) in any material respect, any provision of New York or federal law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement (other than federal and state securities or blue sky laws, as to which such counsel express no opinion in this paragraph).

In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials and (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of New York and the federal law of the United States of America, provided that no opinion need be expressed on or in respect to the New York securities laws or “Blue Sky” laws.

C-2